UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 24, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2025, SharpLink Gaming, Inc. (“SharpLink” or the “Company”), a Delaware corporation, entered into a subscription and investment agreement (the “Subscription Agreement”) with Armchair Enterprises Limited (“Armchair”), a company incorporated and registered in England and Wales, providing for SharpLink to acquire a 10% equity stake in Armchair for an aggregate cash purchase price of $500,000 USD.

In accordance with the terms of the Subscription Agreement, Armchair has agreed to grant SharpLink a Right of First Refusal (“ROFR”) to acquire a controlling stake in Armchair. In the event Armchair is presented with an offer from a third party or makes an offer to a third party to acquire a controlling interest in Armchair, Armchair is required to provide SharpLink a notice in writing (“Offer Notice”) which shall include the identity of the third party and the material financial and other terms proposed by the third party, including without limitation the consideration payable (“Material Terms”). The Offer Notice shall constitute an offer, subject to contract, by the Company to enter into an agreement with SharpLink on the Material Terms, which shall be irrevocable for 30-days (the “Exercise Period”) and not be capable of amendment without the written agreement of SharpLink. At any time before the end of the Exercise Period, SharpLink may accept the offer set out in the Offer Notice by delivery to Armchair of a written notice of acceptance executed by SharpLink; and proceed to conclude a formal binding agreement containing the Material Terms as soon as practicable. If SharpLink does not accept Armchair’s offer and does not wish to conclude a binding agreement incorporating the Material Terms with Armchair, and provided that Armchair has complied with its obligations as defined in the Subscription Agreement, then at the expiration of the Exercise Period, Armchair may conclude an agreement with the third party on terms that are no less favorable to Armchair than the Material Terms with a party other than SharpLink.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.Regulation FD Disclosure

On February 24, 2025, SharpLink issued a press release announcing the Company acquired a 10% equity stake in Armchair, which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None.

Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Subscription and Investment Agreement between SharpLink Gaming, Inc. and Armchair Enterprises Limited, dated February 24, 2025

99.1	Press Release titled “SharpLink Gaming Acquires 10% Equity Stake in Armchair Enterprises, Owner of CryptoCasino.com, for $500,000 Cash and Right of First Refusal to Acquire Controlling Interest, dated February 24, 2024

104	Coverage Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: February 27, 2025